Exhibit 8.1







                                 October 8, 2004


SLC Student Loan Receivables I, Inc.
750 Washington Boulevard, 9th Floor
Stamford, Connecticut 06901

                  Re: Registration Statement on Form S-3
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Ladies and Gentlemen:


      We have acted as special tax counsel to SLC Student Loan Receivables I, Inc. (the "Depositor") in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") (SEC File No. 333-118089) relating to the issuance from time to time in one or more series (each, a "Series") of student loan asset-backed securities (the "Securities"), either as notes (the "Notes") or certificates (the "Certificates"), that are registered on such Registration Statement. The Registration Statement was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on August 10, 2004. As set forth in the Registration Statement, the Notes will be issued under an indenture (the "Indenture") among the Issuer, an indenture trustee (an "Indenture Trustee"), an indenture administrator and an eligible lender trustee, and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The Certificates will be issued under a trust agreement (the "Trust Agreement") among the Depositor and an owner trustee.


      The Notes are described in the prospectus contained in the Registration Statement (the "Prospectus"). Each series of Securities will be more particularly described in a supplement to the Prospectus (each, a "Prospectus Supplement").


      In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement and the Indenture, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In rendering our opinion, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records we have examined as originals, the conformity to original documents, certificates and records of all copies or specimens of documents, certificates and records we have examined, the authenticity of the originals of such copies or specimens of documents, certificates and records we have examined, the conformity of the text of each document filed with the

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Commission through the Commission's Electronic Data Gathering, Analysis and
Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have further assumed that all statements, facts, and representations made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigations), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect.


      As to any material facts that are not known to us, we have relied upon statements and representations of officers and other representatives of the Issuer and the Indenture Trustee, and of public officials. We have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of any relevant facts, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Issuer, the Indenture Trustee and of public officials in connection with the preparation and delivery of this letter.


      Based upon and subject to the foregoing, we are of the opinion that the statements made under the heading "U.S. Federal Income Tax Consequences" in the Prospectus, as may be modified in the summary contained under the heading "U.S. Federal Income Tax Consequences" in the Prospectus Supplements, all of which are part of the Registration Statement, to the extent such statements summarize material federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein are correct in all material respects. All such statements are based upon current law, which is subject to change, possibly with retroactive effect. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.


      Our advice and opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. We expressly disclaim any obligation or undertaking to update or modify this letter as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion letter, any of which could affect our conclusions. We express no opinion other than as to the federal income tax laws of the United States of America.

      Each Prospectus Supplement pertaining to a specific series is to be completed subsequent to the date of this letter. Accordingly, we have not examined any Prospectus Supplement relating to any specific series to be issued, and our advice and opinion do not address the


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contents of any such Prospectus Supplement except as and to the extent that the provisions of same may be described in the Prospectus. We understand that each Prospectus Supplement will contain a discussion of any material federal income tax consequences pertaining to the series to be offered thereunder which are not addressed in the Prospectus.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under each of the above quoted headings in the Prospectus and Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,


                                    /s/ Cadwalader, Wickersham & Taft LLP



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